Exhibit 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Webxu, Inc. (the “Company”) hereby certifies that, to his knowledge:

i.

The Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2012	By:	/s/ Jeffrey Aaronson
	Name:	Jeffrey Aaronson
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)